Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2020, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-229787) and related Prospectus of United States Cellular Corporation for the registration of senior and subordinated debt securities.

/s/ Ernst & Young LLP

Orlando, Florida
February 25, 2020